SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549


                    ________________________



                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  November 17, 1995

                    ________________________

                  ORBITAL SCIENCES CORPORATION

    Delaware             0-18287             06-1209561
   (State of         (Commission File     (I.R.S. Employer
 incorporation)          Number)             I.D. No.)

                  21700 Atlantic Boulevard
                   Dulles, Virginia 20166
                       (703) 406-5000
                (Address and telephone number
               of principal executive offices)

Item 2.  Acquisition or Disposition of Assets

     On November 17, 1995, Orbital Sciences Corporation ("Orbital" or the "Company") acquired all the outstanding common shares of MacDonald, Dettwiler and Associates Ltd. ("MDA") from MDA's existing common shareholders for approximately 4,087,000 shares of Orbital common stock, pursuant to that certain Combination Agreement dated as of August 31, 1995 among Orbital, MDA and 3173623 Inc., a copy of which was filed as Exhibit 2 to the Company's Form 8-K that was filed with the Securities and Exchange Commission (the "Commission") on November 2, 1995 and which is hereby incorporated by reference herein. In addition, employees of MDA (including its subsidiaries) received stock options to acquire 328,399 shares of Orbital common stock. The amount of consideration paid for MDA's stock was determined by negotiation between the Company and MDA, and was approved by MDA's shareholders at a special meeting held on November 14, 1995.

     MDA's assets have been and will continue to be used in the design, manufacture and marketing of space remote sensing ground stations capable of handling all major optical and radar imaging for Earth observation satellites, advanced space-qualified software, air navigation systems, defense electronics systems and network communications training and consulting.

                        *    *    *    *

     The information required to be disclosed pursuant to Item 7 was previously filed with the Commission on November 2, 1995 on Orbital's Current Report on Form 8-K.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ORBITAL SCIENCES CORPORATION


DATED: December 4, 1995            By /s/ David W. Thompson
                                   David W. Thompson, President
                                     and Chief Executive Officer